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                                                       ITEM 14(a)3,EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statement No. 33-53293 of Tesoro Petroleum Corporation on Form S-8 of our report dated February 2, 1996, (February 20, 1996 as to Notes B and N), appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

San Antonio, Texas
March 22, 1996